As filed with the Securities and Exchange Commission on August 9, 2017

Registration No. 333-08489

Registration No. 333-117074

Registration No. 333-140022

Registration No. 333-145435

Registration No. 333-155282

Registration No. 333-163507

Registration No. 333-169455

Registration No. 333-169456

Registration No. 333-184112

Registration No. 333-184113

Registration No. 333-198980

Registration No. 333-212346

Registration No. 333-212347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT NO. 333-08489

FORM S-8 REGISTRATION STATEMENT NO. 333-117074

FORM S-8 REGISTRATION STATEMENT NO. 333-140022

FORM S-8 REGISTRATION STATEMENT NO. 333-145435

FORM S-8 REGISTRATION STATEMENT NO. 333-155282

FORM S-8 REGISTRATION STATEMENT NO. 333-163507

FORM S-8 REGISTRATION STATEMENT NO. 333-169455

FORM S-8 REGISTRATION STATEMENT NO. 333-169456

FORM S-8 REGISTRATION STATEMENT NO. 333-184112

FORM S-8 REGISTRATION STATEMENT NO. 333-184113

FORM S-8 REGISTRATION STATEMENT NO. 333-198980

FORM S-8 REGISTRATION STATEMENT NO. 333-212346

FORM S-8 REGISTRATION STATEMENT NO. 333-212347

UNDER

THE SECURITIES ACT OF 1933

THE SPECTRANETICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0997049
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

9965 Federal Drive

Colorado Springs, CO 80921

(719) 447-2000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stock Option Plan

Employee Stock Purchase Plan

The Spectranetics Corporation Amended and Restated 2006 Incentive Award Plan

The Spectranetics Corporation 2010 Employee Stock Purchase Plan

The Spectranetics Corporation 2016 Incentive Award Plan

(Full Title of the Plans)

Joseph E. Innamorati

Vice President and Secretary

The Spectranetics Corporation

c/o Philips Electronics North America Corporation 3000 Minuteman Road Andover, MA 01810

(978) 687-1501

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Matthew G. Hurd Rita-Anne O’Neill Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004-2498 (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by The Spectranetics Corporation (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-08489, originally filed with the Securities and Exchange Commission (the “SEC”) on July 19, 1996, which registered the offering of an aggregate of 900,000 shares of the Company’s common stock, par value $0.001 per share (“Shares”);

•	Registration Statement No. 333-117074, originally filed with SEC on June 30, 2004, which registered the offering of an aggregate of 500,000 Shares;

•	Registration Statement No. 333-140022, originally filed with SEC on January 16, 2007, which registered the offering of an aggregate of 350,000 Shares;

•	Registration Statement No. 333-145435, originally filed with SEC on August 14, 2007, which registered the offering of an aggregate of 503,851 Shares;

•	Registration Statement No. 333-155282, originally filed with SEC on November 12, 2008, which registered the offering of an aggregate of 605,422 Shares;

•	Registration Statement No. 333-163507, originally filed with SEC on December 4, 2009, which registered the offering of an aggregate of 1,612,014 Shares;

•	Registration Statement No. 333-169455, originally filed with SEC on September 17, 2010, which registered the offering of an aggregate of 1,111,468 Shares;

•	Registration Statement No. 333-169456, originally filed with SEC on September 17, 2010, which registered the offering of an aggregate of 300,000 Shares;

•	Registration Statement No. 333-184112, originally filed with SEC on September 26, 2012, which registered the offering of an aggregate of 400,000 Shares;

•	Registration Statement No. 333-184113, originally filed with SEC on September 26, 2012, which registered the offering of an aggregate of 2,074,512 Shares;

•	Registration Statement No. 333-198980, originally filed with SEC on September 26, 2014, which registered the offering of an aggregate of 2,905,596 Shares;

•	Registration Statement No. 333-212346, originally filed with SEC on June 30, 2016, which registered the offering of an aggregate of 1,000,000 Shares; and

•	Registration Statement No. 333-212347, originally filed with SEC on June 30, 2016, which registered the offering of an aggregate of 2,500,000 Shares.

The Company is filing this Post-Effective Amendment No. 1 to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by the Company pursuant to the above referenced Registration Statements.

On August 9, 2017, pursuant to the Agreement and Plan of Merger, dated as of June 27, 2017 (the “Merger Agreement”), among the Company, Philips Holding USA Inc., a Delaware corporation (“Parent”), and HealthTech Merger Sub, Inc., a Delaware corporation (“Purchaser”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, State of Massachusetts, on August 9, 2017.

THE SPECTRANETICS CORPORATION

By:	/s/ Joseph E. Innamorati
Name: Joseph E. Innamorati
Title: Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Mark Mattern II James Mark Mattern II	President and Director	August 9, 2017

/s/ Paul Cavanaugh Paul Cavanaugh	Vice President	August 9, 2017

/s/ Joseph E. Innamorati Joseph E. Innamorati	Vice President, Secretary and Director	August 9, 2017